Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of SunGard Data Systems Inc. of our report dated February 12, 2004 relating to the financial statements, which appears in the SunGard Data Systems Inc.’s 2003 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 23, 2004